Exhibit(i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 99 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated December 3, 2004 which was filed as Exhibit (i) to Post-Effective Amendment No. 98.


                                                /s/ James M. Wall
                                                James M. Wall, Esq.

December 15, 2004
Boston, Massachusetts